Exhibit 99.14a

Execution Version

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated as of November 1, 2007, is entered into among Morgan Stanley Capital I Inc., a Delaware corporation (the “Depositor”), Morgan Stanley Mortgage Capital Holdings LLC, successor by merger to Morgan Stanley Mortgage Capital Inc. (“MSMCH”), National City Mortgage Co. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), and acknowledged by LaSalle Bank National Association, as trustee (the “Trustee”) of Morgan Stanley Mortgage Loan Trust 2007-15AR (the “Trust”), and Wells Fargo Bank, National Association, as master servicer (or any successor master servicer, the “Master Servicer”).

RECITALS

WHEREAS MSMCH, the Seller and the Servicer have entered into a certain Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006 (as amended or modified to the date hereof, the “Agreement”), pursuant to which MSMCH has acquired certain Mortgage Loans pursuant to the terms of the Agreements and the Servicer has agreed to service such Mortgage Loans;

WHEREAS the Depositor has agreed, on the terms and conditions contained herein, to purchase from MSMCH certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Schedule A hereto (the “Specified Mortgage Loan Schedule”); and

WHEREAS the Trustee, on behalf of the Trust, has agreed, on the terms and conditions contained herein, to purchase from the Depositor the Specified Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.  Assignment and Assumption

(a)  On and of the date hereof, MSMCH hereby sells, assigns and transfers to the Depositor all of its right, title and interest in the Specified Mortgage Loans and all rights and obligations related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, the Depositor hereby accepts such assignment from MSMCH (the “First Assignment and Assumption”), and the Seller hereby acknowledges the First Assignment and Assumption.

MSMCH specifically reserves and does not assign to the Depositor hereunder any and all right, title and interest in, to and under and all obligations of MSMCH with respect to any Mortgage Loans subject to the Agreements which are not the Specified Mortgage Loans.

(b)  On and of the date hereof, immediately after giving effect to the First Assignment and Assumption, the Depositor hereby sells, assigns and transfers to the Trustee, on behalf of the Trust, all of its right, title and interest in the Specified Mortgage Loans and all rights and obligations related thereto as provided under the Agreements to the extent relating to the Specified Mortgage Loans, and the Trustee, on behalf of the Trust, hereby accepts such assignment from the Depositor (the “Second Assignment and Assumption”), and the Seller hereby acknowledges the Second Assignment and Assumption.

(c)  On and as of the date hereof, MSMCH represents and warrants to the Depositor and the Trustee that MSMCH has not taken any action that would serve to impair or encumber the respective ownership interests of the Depositor and the Trustee in the Specified Mortgage Loans since the date of MSMCH’s acquisition of the Specified Mortgage Loans.

2.  Recognition of Trustee

(a)  From and after the date hereof, both MSMCH and the Seller shall note the transfer of the Specified Mortgage Loans to the Trustee, in their respective books and records and shall recognize the Trustee, on behalf of the Trust, as of the date hereof, as the owner of the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Trust pursuant to the Agreement, the terms of which are incorporated herein by reference. It is the intention of the Seller, the Servicer, the Depositor, the Trustee and MSMCH that this Assignment shall be binding upon and inure to the benefit of the Depositor, the Trustee and MSMCH and their respective successors and assigns.

(b)  Without in any way limiting the foregoing, the parties confirm that this Assignment includes the rights relating to amendments or waivers under the Agreement.  Accordingly, the right of MSMCH to consent to any amendment of the Agreement and its rights concerning waivers as set forth in Section 12.02 of the Agreement shall be exercisable, to the extent any such amendment or waiver affects the Specified Mortgage Loans or any of the rights under the Agreement with respect thereto (other than the servicing of the Specified Mortgage Loans, which shall be enforced by the Master Servicer) by the Trustee as assignee of MSMCH.

(c)  It is expressly understood and agreed by the parties hereto that (i) this Assignment is executed and delivered by LaSalle Bank National Association, not individually or personally but solely on behalf of the Trust, as the assignee, in the exercise of the powers and authority conferred and vested in it, as Trustee, pursuant to the Pooling Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of assignee is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability for LaSalle Bank National Association, individually or personally, to perform any covenant (either express or implied) contained herein, (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment and (v) all recourse for any payment liability or other obligation of the assignee shall be had solely to the assets of the Trust.

3.  Representations and Warranties

(a)  The Depositor represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or MSMCH other than those contained in the Agreement or this Assignment.

(b)  Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(c)  Each of the Depositor, MSMCH, Servicer and Seller represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)  The Seller hereby makes, as of the Closing Date (as defined in the Pooling and Servicing Agreement referred to below), the representations and warranties set forth in Schedule B hereto, with respect to each of the Specified Mortgage Loans that were sold by it under the Agreement, to and for the benefit of the Depositor, the Trustee and the Trust.

4.  The Servicer hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the Master Servicer of the Specified Mortgage Loans pursuant to the Pooling and Servicing Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Agreement. Such rights will include, without limitation, the right to terminate the Servicer under the Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by MSMCH. The Servicer shall make all distributions under the Agreement to the Master Servicer by wire transfer of immediately available funds to:

Wells Fargo Bank, National Association
ABA Number:  121-000-248
Account Name:  Corporate Trust Clearing
Account number:  3970771416
For further credit to: 53188900, MSM 2007-15AR

The Servicer shall deliver all reports required to be delivered under the Agreement to the Master Servicer at the following address:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, MSM 2007-15AR
Office Number:  (410) 884-2000
Telecopier: (410) 715-2380

5.  Amendments to the Agreements

The parties to this Assignment hereby agree to amend each Agreement as follows:

(a)  The definition of “Eligible Account” is hereby inserted into Article I:

“Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency.”

(b)  With respect to the Specified Mortgage Loans, “Permitted Investments” shall have the meaning of such term as defined in the Pooling and Servicing Agreement.

(c)  The definition of “Remittance Date” in Article I of the Agreement is hereby amended and restated in its entirety as follows:

“Remittance Date:  No later than 1:00 p.m. New York time on the 18th day of each month (or, if such 18th day is not a Business Day, the following Business Day).”

(d)  The definition of “Servicing Fee Rate” in Article I of the Agreement is hereby amended and restated in its entirety as follows:

“Servicing Fee Rate”:  With respect to the Adjustable Rate Mortgage Loans, 0.25% per annum.”

(e)  The second and third sentences of the first paragraph of Section 4.04 of the Agreement are amended and restated in their entirety as follows:

“The Custodial Account shall be an Eligible Account established with a Qualified Depository acceptable to the Purchaser.  Any funds deposited in the Custodial Account shall at all times be fully insured.”

(f)  Section 4.01 of the Agreement is hereby amended as follows:

(1)           to remove the obligation to require the consent of the Purchaser prior to the modification, in accordance with Accepted Servicing Practices, of any Mortgage Loan that is in default or with respect to which a default is reasonable foreseeable; and

(2)           to require the Servicer to provide prior written notice to the Depositor, the Master Servicer and each Rating Agency of any changes it intends to make to its policies and practices related to the modifications of Mortgage Loans prior to its implementation thereof.

(g)  The word “and” is deleted from the end of Section 4.05(vii) of the Agreement, the word “and” is added at the end of Section 4.05(vii) of the Agreement and the following paragraph is hereby incorporated into the Agreement as new Section 4.05(ix):

“to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, in accordance with Section 5.03, to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (ii) or (iii) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller pursuant to Section 3.03.”

(h)  The second paragraph of Section 4.16 of the Agreement is hereby amended and restated in its entirety as follows:

“With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Purchaser, or its designee.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references the Agreement and the Purchaser’s capacity thereunder.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, or its designee, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Purchaser, or its designee, for the period prior to the sale of such REO Property.  The Servicer shall prepare for and deliver to the Purchaser, or its designee, a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the maintenance of such REO Property at such times as is necessary to enable the Purchaser, or its designee, to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date.  The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Purchaser, or its designee, for filing.

In the event that the Purchaser, or its designee, acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Purchaser, or its designee.  In that event, the Purchaser, or its designee, shall have been supplied with an Opinion of Counsel to the effect that the holding by the Purchaser, or its designee, of such Mortgaged Property subsequent to a three-year period, if applicable, will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time, the Purchaser, or its designee, may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Purchaser, or its designee, shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Purchaser, or its designee, in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Purchaser, or its designee, with respect to the imposition of any such taxes.”

(i)  The second paragraph of Section 5.01 of the Agreement is hereby amended and restated in its entirety as follows:

“With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.”

(j)  The first sentence of Section 5.02 of the Agreement is hereby amended and restated in its entirety as follows:

“Not later than the 5th Business Day of each month (or if such 5th day is not a Business Day, the Business Day next succeeding such 5th day), the Company shall furnish to the Master Servicer in electronic form mortgage loan level data as mutually agreed upon by the Servicer and the Master Servicer and the monthly reports substantially in the form of Exhibit II attached hereto with respect to the Mortgage Loans and the period from but including the first day of the preceding calendar month through but excluding the first day of such month.  The preceding sentence notwithstanding, the Purchaser and the Servicer acknowledge and agree that the purpose of reporting the information set forth in Exhibit IIC-1 (the “Loan Modification Information”) is to facilitate compliance by the Purchaser with certain Rating Agency requirements, and the Purchaser and the Servicer both acknowledge that those requirements, and therefore what constitutes Loan Modification Information, may change over time.  The Purchaser shall not exercise its right to request delivery of information under these provisions other than in good faith, or for purposes other than compliance with Rating Agency requirements.  The Servicer agrees to use its best efforts to deliver to the Purchaser and its designees (including the Master Servicer) all required Loan Modification Information on a timely basis to permit the Purchaser to comply with any related Rating Agency requirements.  To the extent that, as of any date that the Servicer would be required to deliver it, the Servicer is unable to provide any portion of the Loan Modification Information, the Servicer hereby agrees that it will state which portion and the reasons for its inability to provide it.”

(k)    Section 5.03 of the Agreement is hereby amended and restated in its entirety as follows:

“Monthly Advances by Company.  On the Business Day immediately preceding each Remittance Date, the Company shall either (a) deposit in the Custodial Account from its own funds an amount equal to the principal and interest portion of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01, (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Section 5.03, used by the Servicer in discharge of any such Monthly Advance or (c) make Monthly Advances in the form of any combination of (a) or (b) aggregating the total amount of Monthly Advances to be made.  The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that a Monthly Advance would not be recoverable pursuant to Section 4.05(ii). The determination by the Servicer that a Monthly Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination.”

(l)  The word “or” is added at the end of Section 10.01(ix) of the Agreement and the following paragraph is hereby incorporated into the Agreement as new Section 10.01(x):

“(x)         failure by the Servicer to duly perform, within the required time period, its obligations under Sections 13.04 or 13.05 which failure continues unremedied for a period of fourteen (14) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;”

(m)    With respect to the Specified Mortgage Loans, Section 11.02 of the Agreement is hereby deleted.

(n)     The following paragraph is hereby incorporated into the Agreement as new Section 12.14:

“Third Party Beneficiary.  For purposes of this Agreement, including but not limited to Subsection 13.04 and Subsection 13.05, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.”

(o)  Section 13.03(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d)          For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, each Seller and the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.”

(p)  Section 13.03(f) of the Agreement is hereby amended and restated in its entirety as follows:

“(f)           In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(q)  The following paragraph is hereby incorporated into the Agreement as new Section 13.03(g):

(g)           The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.”

(r)  Section 13.05(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“(iv)                      deliver, and cause each subservicer and subcontractor described in clause (iii) above to deliver, to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by an appropriate officer of the Company, in the form attached hereto as Exhibit 7.”

(s)  Section 13.06(a) of the Agreement is hereby amended to add Sections 13.03(f) and 13.03(g) as provisions that the Subservicers must comply with to same extent as if such Subservicer were the Company.

(t)  The last sentence of the last paragraph of Section 13.06 of the Agreement is amended to require the Company to cause any Subservicer or Subcontractor to provide any assessment of compliance and attestation but also any other certifications required to delivered under this Section 13.06.

(u)  Section 13.07(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii)                      any breach by the Seller or Company under, or any failure by any Seller, the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required, under this Article XIII, including any failure by the Company to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;”

(v)  The word “or” is struck at the end of Section 13.07(a)(ii) of the Agreement and the following is inserted to Section 13.07(a) of the Agreement:

“(iv)        negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article XIII.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.”

(w)  The following parenthetical is inserted directly before the proviso in the last sentence of the first paragraph of Section 13.07(b)(i) of the Agreement:

“(and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to the Master Servicer for such Securitization Transaction)”

(x)  Written notice provided in compliance with Sections 13.03(d), (e) or (f) of the Agreement shall be substantially in the form of Exhibit I to this Assignment.

(y)  Monthly Statements provided under Section 5.02 of the Agreement will be provided in the form of Exhibit II to this Assignment.

(z)  Exhibit M to the Agreement is hereby deleted and replaced with Exhibit III to this Assignment.

(aa)  Exhibit N to the Agreement is hereby deleted and replaced with Exhibit IV to this Assignment.

(bb)  A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this Assignment and the Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

6.   Continuing Effect

Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

7.   Governing Law

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

8.   Notices

Any notices or other communications permitted or required under the Agreement to be made to the Depositor, MSMCH, the Master Servicer, the Seller, the Servicer and the Trustee shall be made in accordance with the terms of the Agreement and shall be sent to the Depositor, the Master Servicer and Trustee as follows:

In the case of MSMCH:

Morgan Stanley Mortgage Capital Holdings LLC
1221 Avenue of the Americas
New York, New York 10020
Attention: Morgan Stanley Mortgage Loan Trust 2007-15AR

With a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention: General Counsel’s Office

In the case of the Depositor:

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036
Attention:  Morgan Stanley Mortgage Loan Trust 2007-15AR

In the case of the Trustee:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services MSM 2007-15AR

In the case of the Seller and the Servicer:

National City Mortgage
3232 Newmark Drive
Miamisburg, Ohio  45342
Attention:  Mary Beth Criswell

In the case of the Master Servicer:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbus, Maryland 20145
Attention: Client Services Manager, MSM 2007-15AR

or to such other address as may hereafter be furnished by the Depositor and the Trustee to the parties in accordance with the provisions of the Agreement.

9.   Ratification

Except as modified and expressly amended by this Assignment, the Agreement is in all respects ratified and confirmed, and all terms, provisions and conditions thereof shall be and remain in full force and effect.

10.     Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11.         Definitions

Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

MORGAN STANLEY MORTGAGE CAPITALHOLDINGS LLC, successor by merger toMorgan Stanley Mortgage Capital Inc.

By:	/s/ Valerie Kay
Name Valerie Kay
Title Vice President

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Valerie Kay
Name Valerie Kay
Title Vice President

NATIONAL CITY MORTGAGE CO.

By:	/s/ Mary Beth Criswell
Name Mary Beth Criswell
Title Vice President

Acknowledged and Agreed:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Master Servicer

By:  /s/ Carla S. Walker
Name:  Carla S. Walker
Title:    Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee of Morgan Stanley
Mortgage Loan Trust 2007-15AR

By: /s/ Rita Lopez
Name:  Ritz Lopez
Title:    Vice President

Execution Version

EXHIBIT I

Additional Disclosure Notification

Wells Fargo Bank, N.A. as [Securities Administrator and Master Servicer]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com
Attn:  Client Services Manager – MSM 2007-15AR - SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 13.03(d), 13.03(e) and 13.03(f) of the Fourth Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of July 1, 2006, as amended by the Assignment, Assumption and Recognition Agreement dated as of November 1, 2007 among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, Wells Fargo Bank, National Association, as Master Servicer, and LaSalle Bank National Association as Trustee, the Undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address [   ] [NAME OF PARTY] as [role]

 By: __________________

           Name:
                                                    Title:

Exhibit IIA:  Standard File Layout – Delinquency Reporting
  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)

HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2:  Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
•	ASUM- Approved Assumption
•	BAP- Borrower Assistance Program
•	CO- Charge Off
•	DIL- Deed-in-Lieu
•	FFA- Formal Forbearance Agreement
•	MOD- Loan Modification
•	PRE- Pre-Sale
•	SS- Short Sale
•	MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard

•	Unknown

Exhibit IIB:  Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit IIB:  Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit IIC:  Standard File Layout – Master Servicing

Execution Version

	Standard Loan Level File Layout – Master Servicing

Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for	2	No commas(,) or dollar signs ($)	11

	Actual/Actual Loans.
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 2: Monthly Summary Report by Single Investor
MONTHLY SUMMARY REPORT
For Month Ended: mm/dd/yyyy			Servicer Name
Prepared by: ___________________________________			Investor Nbr

Section 1. Remittances and Ending Balances - Required Data
Beginning	Ending	Total Monthly	Total Ending Unpaid	Total Monthly Principal
Loan Count	Loan Count	Remittance Amount	Principal Balance	Balance
0	0	$0.00	$0.00	$0.00
Principal Calculation
1. Monthly Principal Due				+	$0.00
2. Current Curtailments				+	$0.00
3. Liquidations				+	$0.00
4. Other (attach explanation)				+	$0.00
5. Principal Due					$0.00
6. Interest (reported "gross")				+	$0.00
7. Interest Adjustments on Curtailments				+	$0.00
8. Servicing Fees				-	$0.00
9. Other Interest (attach explanation)				+	$0.00
10. Interest Due		(need to subtract ser fee)			$0.00
Remittance Calculation
11. Total Principal and Interest Due (lines 5+10)				+	$0.00
12. Reimbursement of Non-Recoverable Advances				-	$0.00
13. Total Realized gains				+	$0.00
14. Total Realized Losses				-	$0.00
15. Total Prepayment Penalties				+	$0.00
16. Total Non-Supported Compensating Interest				-	$0.00
17. Other (attach explanation)					$0.00
18. Net Funds Due on or before Remittance Date					$$0.00

Section 2. Delinquency Report - Optional Data for Loan Accounting
Installments Delinquent
Total No.	Total No.				In	Real Estate	Total Dollar
of	of	30-	60-	90 or more	Foreclosure	Owned	Amount of
Loans	Delinquencies	Days	Days	Days	(Optional)	(Optional)	Delinquencies
0	0	0	0	0	0	0	$0.00

Section 3. REG AB Summary Reporting - REPORT ALL APPLICABLE FIELDS
REG AB FIELDS	LOAN COUNT	BALANCE
PREPAYMENT PENALTY AMT	0	$0.00
PREPAYMENT PENALTY AMT WAIVED	0	$0.00
DELINQUENCY P&I AMOUNT	0	$0.00

Exhibit IIC-1:  Standard File Layout – Loan Modifications

With respect to each Mortgage Loan that has been modified during the related Due Period, this report shall also include, in a form mutually acceptable to the Servicer and the Master Servicer, the following information:

1.           The number of Mortgage Loans that had loan modifications;
2.           The date of each loan modification; and
3.           The amount of principal and interest forgiveness with respect to each loan modification.

Execution Version

Exhibit IID:  Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(a)

(b)  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

     (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

(c)  Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit IIE:  Calculation of Realized Loss/Gain Form 332

Prepared by:	__________________	Date:	__________________
Phone:	__________________	Email Address:	__________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No. ______________________

Borrower's Name: __________________________________________
Property Address: __________________________________________

Liquidation Type: REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown	Yes	No
If “Yes”, provide deficiency or cramdown amount	________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$_____________	(1)
(2)	Interest accrued at Net Rate	______________	(2)
(3)	Accrued Servicing Fees	______________	(3)
(4)	Attorney's Fees	______________	(4)
(5)	Taxes (see page 2)	______________	(5)
(6)	Property Maintenance	______________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	______________	(7)
(8)	Utility Expenses	______________	(8)
(9)	Appraisal/BPO	______________	(9)
(10)	Property Inspections	______________	(10)
(11)	FC Costs/Other Legal Expenses	______________	(11)
(12)	Other (itemize)	______________	(12)
	Cash for Keys________________________	______________	(12)

	HOA/Condo Fees_____________________	______________	(12)
	___________________________________	______________	(12)

	Total Expenses	$_____________	(13)

Credits:
(14)	Escrow Balance	$_____________	(14)
(15)	HIP Refund	______________	(15)
(16)	Rental Receipts	______________	(16)
(17)	Hazard Loss Proceeds	______________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance
(18a)	HUD Part A	______________
(18b)	HUD Part B	______________
(19)	Pool Insurance Proceeds	______________	(19)
(20)	Proceeds from Sale of Acquired Property	______________	(20)
(21)	Other (itemize)	______________	(21)
	_________________________________________	______________	(21)

	Total Credits	$_____________	(22)
Total Realized Loss (or Amount of Gain)		$_____________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

 EXHIBIT III
FORM OF ANNUAL CERTIFICATION

Re:        The [                                       ] agreement dated as of [], 200[ ] (the “Agreement”), among
[IDENTIFY PARTIES]

I, ________________________________, the _____________________ of Wachovia Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)     I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance Addendum to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)     Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)     Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)     I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)     The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name
Title

EXHIBIT IV

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(i)
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.   Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122( d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122( d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122( d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NATIONAL CITY MORTGAGE CO.] [NAME OF SUBSERVICER]

Date:

By:
Name
Title

EXHIBIT II

Exhibit M - Form of Monthly Remittance Report with Instructions

SCHEDULE A

Mortgage Loan Schedule

[see Schedule A to Pooling and Servicing Agreement]

Schedule B

Representations and Warranties

With respect to the Representations and Warranties on this Schedule B, capitalized terms used but not defined in this Assignment shall have the meanings ascribed thereto in the Agreement.

  Representations and Warranties Respecting the Company.  The Seller represents, warrants and covenants to MSMCH, the Trustee, MSC and Master Servicer as of the Closing Date:

(a)  Due Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)  Ability to Service.  The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)  Reasonable Servicing Fee.  The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f)  Ability to Perform.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)  Selection Process.  The Mortgage Loans were selected from among the outstanding fixed or adjustable rate one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)  Pool Characteristics.  With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on the related Mortgage Loan Schedule attached to the related Assignment and Conveyance are true and complete;

(k)  No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby including any Securitization Transaction or Whole Loan Transfer contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(l)  Sale Treatment.  The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Company.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.  The Company shall maintain a complete set of books and records for each Mortgage Loan, which shall be clearly marked to reflect the ownership of such Mortgage Loan;

(m)  Financial Statements.  The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement.  All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.  The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(n)  No Brokers’ Fees.  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)  Origination.  The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company’s Underwriting Guidelines, and is in no way made as a result of  Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(p)  Fair Consideration.  The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  No Bulk Transfer.  The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(r)  Ability to Perform; Solvency.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Company’s creditors;

(s)  Anti-Money Laundering Laws.  The Company has complied with all applicable anti-money laundering laws, executive orders and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; and

(t)  Officer’s Certificate  The Officer’s Certificate provided by the Company with respect to the initial Closing Date will remain true and correct with respect to any subsequent Closing Date.

  Representations and Warranties Regarding Individual Mortgage Loans.

As to each Specified Mortgage Loan, the Company represents, warrants and covenants to MSMCH, the Trustee, MSC and the Master Servicer as of the Closing Date:

(a)  Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current.  All payments required to be made up to the related Closing Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan has been 30 or more days delinquent at any time in the 12 months preceding the related Closing Date.  The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date, all in accordance with the terms of the related Mortgage Note.  The first two Monthly Payments after the relevant Cut-off Date shall be made with respect to the Mortgage Loan within thirty (30) days of the related Due Date, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage

Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by FHA or VA, as applicable, or the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance.  All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10.  All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory, abusive and fair lending and disclosure laws applicable to the origination and servicing of the Mortgage Loan, including, without limitation, any provisions relating to prepayment penalties, have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)  No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple or leasehold property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  No portion of the Mortgaged Property is used for commercial purposes.  None of the Mortgaged Properties are Manufactured Homes, log homes, mobile homes, geodesic domes or other unique property types;

(j)  Valid First or Second Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan)on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(a)  with respect to a Second Lien Loan only, the lien on the first mortgage on the Mortgaged Property;

(b)  the lien of current real property taxes and assessments not yet due and payable;

(c)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(d)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

With respect to any Co-op Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

(k)  Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment penalties).  All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No fraud was committed in connection with the origination of the Mortgage Loan.  The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n)  Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and any qualification requirements of FHA, Freddie Mac, Fannie Mae, GNMA or VA, as applicable, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

(o)  CLTV, LTV, PMI Policy.  No Mortgage Loan that is a Second Lien Loan has a CLTV greater than 100%.  No Mortgage Loan has a LTV equal to or greater than 95%.  The original LTV of the Mortgage Loan either was not more than 80% or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith..  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium if the related PMI Policy is lender-paid;

(p)  Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA, as applicable, issued by a title insurer acceptable to Fannie Mae, Freddie Mac, GNMA, FHA, VA as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, (a) as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02, and (b) against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustments to the Mortgage Interest Rate and Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q)  No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(r)  No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to

Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan.  The Mortgage Interest Rate and, with respect to any Adjustable Rate Mortgage Loan, the Lifetime Rate Cap, the Periodic Cap, and the Adjustment Date, are as set forth on the related Mortgage Loan Schedule.  The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than fifteen years from commencement of amortization.  Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month.  There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.  The Mortgage Loan does not require a balloon payment on its stated maturity date;

(u)  Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v)  Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated.  The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae;

(w)  Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(x)  No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y)  Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)  Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments.  If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

(cc)  Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)  Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(ee)  Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and

Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ff)  Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(gg)  Collection Practices; Escrow Deposits.  The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations.  The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Company for any work on a Mortgaged Property which has not been completed;

(hh)  Appraisal.  The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac, as applicable, or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ii)  Servicemembers Civil Relief Act.  No relief has been requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(jj)  Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.  To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(kk)  Insurance.  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FHA or VA, as applicable, against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to  fully compensate for any damage or loss on a replacement cost basis;  if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1983, as amended.  The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(mm)  Predatory Lending Regulations; High Cost Loans.  None of the Mortgage Loans are classified as (a) High Cost Loan or Covered Loan, (b) a  “high cost” loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended, or (c) ”high cost home,” “threshold,” “covered,” “high risk home,” or “predatory” or similar loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law;

(nn)  Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans;

(oo)  Single-Premium Credit Life Insurance.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(pp)  Negative Amortization.  No Mortgage Loan permits negative amortization;

(qq)  Tax Services. Each Mortgage Loan is either (i) a First Lien Loan covered by either (x) a paid in full, life of loan tax service contract issued by First American Real Estate Tax Service or Land America Real Estate Tax Services, and such contract is transferable, or (y) a tax service monitoring contract with ZC Sterling Tax Solutions, or (ii) a Second Lien Loan subordinate to the First Lien Loan, which to the best of Seller’s knowledge, is covered by a paid in full, life of loan, tax service contract issued by First American Real Estate Tax Service or Land America Real Estate Tax Services, and such contract is transferable;

(rr)  Flood Certification Contract.  The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(ss)  FICO Scores.  Each Mortgage Loan has a non-zero FICO score;

(tt)  Prepayment Penalty.  With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Company during the period the Company is acting as Servicer for the benefit of the Purchaser, and each Prepayment Penalty in permitted pursuant to federal, state and local law.  Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002.  With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period.  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty upon a prepayment prior to maturity: (i) the Mortgage Loan’s provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty, and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

(uu)  Recordation.  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(vv)  Leaseholds.  If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Payment in Full.  No Mortgage Loan will be paid in full on or prior to the related Closing Date;

(xx)  Qualified Mortgage.  The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

(yy)  Georgia Fair Lending Act.  There is no Mortgage Loan that was originated at any time during the period commencing on October 1, 2002 and ending on March 7, 2003, with an initial balance equal to or less than $322,700, which is secured by property located in the State of Georgia; there is no Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(zz)  Assumability.  With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(aaa)  No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(bbb)  Conversion to Fixed Interest Rate.  With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(ccc)  Disclosure Materials.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Company has complied with, all applicable law with respect to the making of the Mortgage Loans.  The Company shall maintain such statement in the Mortgage File;

(ddd)  No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Company on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), provided this shall not include the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(eee)  Prior Servicing.  Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

(fff)  Credit Information.  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

(ggg)  Origination.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

(hhh)  Co-op Loans.  With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(iii)  Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction (other than a “construct-to-perm” loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(jjj)  No Prior Offer.  The Mortgage Loan has not previously been offered for sale;

(kkk)  No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person,

including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan.  The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(lll)  HOEPA.  No Mortgage Loan is classified as a Predatory Mortgage Loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended, or any similar state or local law including, without limitation, the Local Law for the City of New York, No. 36 relating to predatory lending passed by the New York City Council on November 20, 2002, as amended from time to time;

(mmm)  Fair Credit Reporting Act.  The Company has and shall in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(nnn)  [Reserved]

(ooo)  FHA Insurance/VA Guaranty.  Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loans which would permit the FHA to deny coverage under the FHA insurance; and each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the mortgaged property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the VA guaranty.  No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 235 Loan.  Each Mortgage Loan was previously included in a GNMA mortgage loan pool and was repurchased from such pool, in accordance with applicable GNMA guidelines, by the Company or a predecessor servicer, after such Mortgage Loan missed one or more Monthly Payments and remained delinquent for 90 consecutive days or more; and

(ppp)  No Arbitration.  No Mortgagor with respect to any Mortgage Loans originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

(qqq)  Origination Practices/No Steering.  The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage

Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration.  For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products, unless such Mortgagor requested a specific product;

(rrr)  Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(sss)  Points and Fees.  No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges in total, do not exceed 0.25% of the principal amount of such Mortgage Loan;

(ttt)  Fees Charges.  All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(uuu)  Second Lien Loans.  With respect to each Second Lien Loan:

No Negative Amortization of Related First Lien Loan.  The related first lien loan does not permit negative amortization;

Request for Notice; No Consent Required.  Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder.  Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

No Default Under First Lien.  To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

Right to Cure First Lien.  The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and
(vvv)  Principal Residence.  The related Mortgaged Property is the Mortgagor’s principal residence.